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                                    EXHIBIT B

                             JOINT FILING AGREEMENT

             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated this 7 day of June, 2000.

                                                   The TCW Group, Inc.

                                                   By:/s/ Linda D. Barker
                                                      --------------------------
                                                      Linda D. Barker
                                                      Authorized Signatory





                                                   Robert Day

                                                   By:/s/ Linda D. Barker
                                                      --------------------------
                                                      Linda D. Barker
                                                      Under  Power of  Attorney
                                                      dated  March 31, 2000,  on
                                                      File  with  Schedule  13G
                                                      for Cox Radio, Inc. dated
                                                      May 9, 2000.


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